EXHIBIT 10.7

AMENDMENT  TO
AMENDED AND RESTATED REVOLVING CREDIT/TERM LOAN AGREEMENT

                         THIS AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT/TERM LOAN AGREEMENT (“Amendment”) is made and dated as of June 8, 2001, by and between the SUNTRUST BANK, a Georgia banking corporation (“Lender”), and COMMUNITY BANKSHARES, INC., a Georgia corporation (“Borrower”).  Capitalized terms not otherwise defined herein are defined in ARTICLE I of the Prior Loan Agreement referred to below.

 R E C I T A L S

             A.        Borrower and Lender are parties to that certain Amended and Restated Revolving Credit/Term Loan Agreement dated as of July 31, 2000 (the “Prior Loan Agreement”), pursuant to which Borrower has obtained a Loan from Lender.

             B.         Borrower desires to make certain modifications to the Prior Loan Agreement.

             C.        In order to accommodate Borrowers’ request, Lender has agreed to such modifications to the Prior Loan Agreement upon the terms and conditions set forth herein.

             ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

            1.         Section 2.01 “Revolving Credit” of ARTICLE II AMOUNT AND TERMS OF THE LOAN of the Prior Loan Agreement is hereby deleted in its entirety and the following new Section is inserted in its place:

            Section 2.01.  Revolving Credit.  Subject to and upon the terms and conditions set forth in this Agreement, the Lender hereby establishes until the Revolving Maturity Date a revolving credit facility in favor of the Borrower not to exceed ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) in aggregate principal at any one time outstanding (the “Revolving Credit”).  Within the limits of the Revolving Credit, the Borrower may borrow, repay and reborrow under the Revolving Credit pursuant to the terms of this Agreement; provided, however, the Borrower may neither borrow nor reborrow should there exist an Event of Default.

            2.         Section 2.01.01 “Revolving Credit Note” of ARTICLE II AMOUNT AND TERMS OF THE LOAN of the Prior Loan Agreement is hereby amended by replacing the

Revolving Credit Note attached to and incorporated into the Prior Loan Agreement as Exhibit D thereto with the Replacement Revolving Credit Note attached hereto as Exhibit A and incorporated herein by this reference thereto.  Every reference in the Prior Loan Agreement to the Revolving Credit Note shall be deemed to refer to the Replacement Revolving Credit Note attached hereto as Exhibit A.

             3.         The definition of “Revolving Maturity Date” in Section 1.01 “Defined Terms” of ARTICLE I DEFINITIONS AND ACCOUNTING TERMS of the Prior Loan Agreement is hereby deleted in its entirety and the following definition is inserted in its place:

             “Revolving Maturity Date” means May 1, 2002.

             4.         Section 7.10 “Consolidated Tangible Equity” of ARTICLE VII FINANCIAL COVENANTS of the Prior Loan Agreement is hereby deleted in its entirety and the following section is inserted in its place:

             Section 7.10 Consolidated Tangible Equity.  Consolidated Tangible Equity for Borrower and its Subsidiaries shall be greater than or equal to $49,000,000.00, which amount shall be increased by an additional amount of at least eight percent (8%) per year thereafter during the term hereof.  For purposes of this Agreement, Tangible Equity shall mean equity minus intangibles.

             5.         Item 1 of Exhibit A      BANKS  of the Prior Loan Agreement shall be amended by deleting the reference to the institution named “Community Bank and Trust –  Habersham” and inserting in its place the institution named “Community Bank and Trust, Cornelia, Georgia.”

             6.         Acknowledgment of Outstanding Loans.  Borrower hereby acknowledges, certifies and agrees that pursuant to the Prior Loan Agreement, Borrower’s obligation to pay the outstanding Loan is not subject to any defense, claim, counterclaim, setoff, right of recoupment, abatement or other determination; and the Loan is and shall continue to be governed and secured by the terms and provisions of the Prior Loan Agreement as amended by this Amendment.

             7.         Ratification of Loan Documents.  Borrower hereby ratifies and affirms each of the Loan Documents in their entirety, and acknowledges and agrees that (i) the Loan Documents are in full force and effect, (ii) all representations and warranties contained therein are true and correct on and as of the date hereof, (iii) Borrower is in full compliance with all covenants and agreements established thereunder, (iv) no Event of Default exists thereunder and (v) the Loan Documents are legal, valid and binding obligations of Borrower and are enforceable by Lender, against Borrower in accordance with their respective terms.

            8.         Counterparts.  This Amendment may be signed in one or more counterpart copies, each of which constitutes an original, but all of which, when taken together, shall constitute one agreement binding upon all of the parties hereto.

             9.         Governing Law, Etc.  This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of ARTICLE IX MISCELLANEOUS of the Prior Loan Agreement, which terms and provisions are incorporated herein by reference.

             10.       No Other Modifications.  Except as hereby amended, no other term, condition or provision of the Prior Loan Agreement shall be deemed modified or amended, and this Amendment shall not be considered a novation.

                        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment under seal as of the date first above written.

BORROWER:

COMMUNITY BANKSHARES, INC.

By:

Title:

And:

Title:

LENDER:

SUNTRUST BANK, a Georgia banking corporation

By:

Title:

And:

Title:

EXHIBIT A

 [ATTACH COPY OF REPLACEMENT REVOLVING CREDIT NOTE]